Exhibit 99.2
Letter to Employees from Pete Aquino
     Today, we announced that RCN Corporation has entered into a definitive agreement to be acquired by an investment fund managed by ABRY Partners.
     Our management team is very excited about this transaction. ABRY Partners is a media and telecommunications focused private equity firm, and it has held investments in other communications firms such as WideOpenWest, Grande and Atlantic Broadband. ABRY recognizes and highly values the strength of our brand, our position in the marketplace, and our potential for expansion.
     We believe that ABRY’s financial resources and expertise in the communications industry create significant opportunities for RCN and its employees and customers.
     RCN will continue to operate in its current form until the closing of the transaction, which we expect to occur in the second half of 2010. Upon the closing of the transaction, RCN’s cable and Metro Optical Networks business units will be split, with each business unit becoming a wholly-owned subsidiary of ABRY. The intent of the split is to allow each business unit to focus solely on serving its respective customers and maximizing its potential. Additional information regarding these restructuring transactions will be provided prior to the closing of the transaction.
     We anticipate that RCN’s current management team will remain in place until the closing of the transaction. Due to the anticipated restructuring of RCN’s cable and Metro Optical Networks business units, we expect certain changes in the company’s organizational structure. For the significant majority of RCN employees, there will be few changes, if any, in your day-to-day work experience at RCN. It is important during this time of transition that we continue our core focus on providing outstanding customer service and delivering solid operating and financial performance.
     To address any other questions that you may have, we encourage you to consult the Frequently Asked Questions that will be posted on the ROC.
     Finally, I want to thank you for all your hard work and commitment to RCN. I want all of you to know how much I value the work you do and how much you have contributed to help make RCN what it is today. I look forward to continuing our work together as we move to an exciting new chapter.
     Important Notice
     In connection with the proposed transaction, RCN will file a proxy statement and other materials with the Securities and Exchange Commission. Investors and security holders are advised to read the proxy statement and these other materials when they become available because they will contain important information about RCN and the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by RCN with the Securities and Exchange Commission at the SEC web site at www.sec.gov. Copies of the proxy statement (when available) and other filings made by RCN with the SEC can also be obtained, free of charge, by directing a request to RCN Corporation, 196 Van Buren Street, Herndon, VA 20170, Attention: Investor Relations. The proxy statement (when available) and such other documents are also available for free on the RCN website at www.rcn.com under “About RCN/Investor Relations/SEC Filings.”

     RCN and its directors and officers and other persons may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed acquisition transaction. Information concerning the interests of directors and executive officers in the solicitation is set forth in the RCN proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the proxy statement relating to the proposed transaction when it becomes available.
     RCN Forward-Looking Statements
     This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. One can identify these forward-looking statements by the use of words such as “expect,” “anticipate,” “plan,” “may,” “will,” “estimate” or other similar expressions. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors, which could cause actual results to differ materially, include (without limitation): the ability to obtain regulatory approvals of the transactions contemplated by the acquisition agreement on the proposed terms and schedule; the failure of RCN’s stockholders to approve the transactions contemplated by the acquisition agreement; our ability to maintain relationships with customers, employees or suppliers following the announcement of the transaction; the ability of third parties to fulfill their obligations relating to the proposed transactions, including providing financing under current financial market conditions; the ability of the parties to satisfy the conditions to closing of the transactions contemplated by the acquisition agreement; and the risk that the transactions contemplated by the acquisition agreement may not be completed in the time frame expected by the parties or at all. Additional information on risk factors that may affect the business and financial results of RCN can be found in RCN’s Annual Report on Form 10-K and in the filings of RCN made from time to time with the SEC. RCN undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.
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